Exhibit 99.1

NEWS RELEASE
CONTACT: Norris Battin The Cooper Companies, Inc. ir@coopercompanies.com	21062 Bake Parkway Lake Forest, CA 92630 888-822-2660 Fax: 949-597-0662
FOR IMMEDIATE RELEASE

COOPER RECONFIRMS PRODUCT INTRODUCTION TIMING

LAKE FOREST, Calif., June 23, 2006 — The Cooper Companies, Inc. (NYSE: COO) said today, in response to inquiries, that the launch of its Biofinity® silicone hydrogel contact lens in the United States remains on the schedule discussed in its June 6 earnings release, with a limited launch of Biofinity in the United States still scheduled to begin mid year.

Forward-Looking Statements

The statement in this news release about our planned product launches is a “forward-looking statement” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risks that CVI’s new products will be delayed or not occur at all or that sales will be limited following introduction due to manufacturing constraints or poor market acceptance.

Events, among others, that could cause our actual results and future actions of the Company to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, significant delays in new product introductions and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, and the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. The World Wide Web address is www.coopercos.com.

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